                   [MORSE, ZELNICK, ROSE & LANDER, LLP LETTERHEAD]




                                                                  (212) 838-1177

                                        May 2, 1997


PC411, Inc.
9800 S. La Cienega
Inglewood, CA 90301-4440

Dear Sirs:

    We have acted as counsel to PC411, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and
Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (i) 1,150,000 units (the "Units") (and the offering of an additional 172,500 Units if the over-allotment option is exercised in full), each Unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock") and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrants") to purchase a share of Common Stock included in the Units; (ii) 1,150,000 shares of Common Stock included in the Units (and an additional 172,500 shares if the over-allotment option is exercised); (iii) 1,150,000 Redeemable Warrants included in the Units (and an additional 172,500 Redeemable Warrants if the over-allotment option is exercised); (iv) 1,150,000 shares of Common Stock underlying the Redeemable Warrants included in the Units (and the offering of an additional 172,500 shares of Common Stock if the over-allotment option is exercised in full); (v) options granted to the Underwriter (the "Underwriter's Options") to purchase 73,600 Units; (vi) 73,600 Units issuable upon exercise of the Underwriter's Option; (vii) 73,600 shares of Common Stock included in the Units underlying the Underwriter's Options; and (viii) 73,600 Redeemable Warrants included in the Units underlying, the Underwriter's Options; and (ix) 73,600 shares of Common Stock underlying the Redeemable Warrants included in the Units which underlie the Underwriter's Options. (Collectively, the foregoing securities are referred to herein as the "Registered Securities".) We will also act as counsel for any and all amendments to the (a) Registration Statement and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional Registered Securities.

    In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration

PC411, Inc.
May 2, 1997


Statement, the proposed form of the Redeemable Warrants and the Underwriter's Options, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

    Each of the Registered Securities being offered pursuant to (a) the Registration Statement and all amendments thereto and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional Registered Securities has been duly and validly authorized for issuance, and when issued as contemplated by the Registration Statement or upon exercise of the Redeemable Warrants or the Underwriter's Option, will be legally issued, fully paid and non-assessable when issued as contemplated by the Registration Statement.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to Rule 462(b) of the Act for additional Registered Securities. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. We note that our opinion is subject to the filing of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock to 25,000,000 and effecting a 172.7336 for 1 stock split. All necessary stockholders and Board consents and approvals with respect to such amendment have been obtained. Members of this firm or their affiliates own an aggregate of 60,000 shares of Common Stock of the Company.


                                  Very truly yours,



                                  /s/ Morse, Zelnick, Rose & Lander, LLP

                                  MORSE, ZELNICK, ROSE & LANDER, LLP


                                          2